Maven Closes Acquisition of TheStreet, New Jim Cramer Deal announced

Fourth major transaction within a year further expands Maven independent media coalition; Cramer Digital to add NFL Fantasy to product offering

NEW YORK, August 8, 2019 /BusinessWire/ — Maven (TheMaven, Inc., OTC: MVEN, maven.io) today closed its acquisition of TheStreet, Inc. (Nasdaq: TST, www.t.st), a leading financial news and information provider to investors and institutions worldwide. A subsidiary of Maven acquired all outstanding common shares of TheStreet for $16.5 million in cash. As previously announced, the transaction is funded through debt financing fully committed by a subsidiary of B Riley Financial, Inc. (Nasdaq: RILY).

“TheStreet and Jim Cramer represent a pinnacle in market-leading financial insight,” said Maven CEO James Heckman. “Their addition to Maven’s premium media coalition highlights the strategic momentum we’re building and adds another flagship to our portfolio of major media brands and nine-figure user scale. We also expect TheStreet’s reach and engagement to grow as a result of Maven’s industry-leading technology, distribution and monetization platform.”

Finance and stock market expert Jim Cramer, who co-founded TheStreet, and his team of financial experts will stay on to continue their influential work with the brand, while Maven’s new Sports Illustrated expert fantasy team will partner with Cramer Digital on a new subscription product to be distributed on TheStreet.

“I am truly excited about continuing and expanding my role with TheStreet,” Cramer said. “It has been an important part of my life since I founded it more than 20 years ago and I am ‘bullish’ about the opportunity to expand Cramer Digital’s offerings and reach with Maven in the years ahead.”

As part of the closing, Maven and Cramer are announcing a new partnership between TheStreet and Cramer Digital, a new production company featuring the digital rights and content created by Cramer and his team. The partnership will allow Cramer to continue his subscription and content offerings, under his editorial control.

TheStreet’s senior management is also planning to continue with Maven.

TheStreet will be the hub and brand of Maven’s finance vertical, combining with Maven’s growing roster of expert financial journalists operating hyper-focused category destinations, ranging from equities and bonds to crypto and taxes. TheStreet brings its 20-year editorial tradition, strong subscription platform and valuable membership base to Maven, and will benefit from Maven’s mobile-friendly CMS, social, video and monetization technology.

As previously stated, the combined companies are expected to profitably generate more than $50 million in revenue over the next four quarters, plus additional revenue expected from the recently announced Sports Illustrated publishing agreement.

About Maven

Maven (maven.io) is a coalition of Mavens, from individual thought-leaders to world-leading independent publishers, operating on a shared digital publishing, monetization and distribution platform, unified under a single media brand. Based in Seattle, Maven is publicly traded under the ticker symbol MVEN.

About TheStreet, Inc.

TheStreet, Inc. (NASDAQ: TST, www.t.st) is a leading financial news and information provider to investors and institutions worldwide. The Company’s flagship brand, TheStreet (www.thestreet.com), has produced unbiased business news and market analysis for individual investors for more than 20 years.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding planned investments in our business and expectations for 2019. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission (“SEC”) that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment; our ability to drive revenue, and increase or retain current advertising and subscription revenue; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contact: Doug Smith, Chief Financial Officer, theMaven, Inc., ir@maven.io